EXHIBIT 99.1

Exponent Reports Second Quarter Fiscal 2013 Results

MENLO PARK, Calif., July 23, 2013 (GLOBE NEWSWIRE) -- Exponent, Inc. (Nasdaq:EXPO) today reported financial results for the second quarter ended June 28, 2013.

For the second quarter of 2013, revenues before reimbursements increased 5% to $71,919,000, as compared to $68,318,000 in the second quarter of 2012. Total revenues were $75,505,000, as compared to $74,484,000 in the same period one year ago.

Net income for the second quarter was $10,848,000, or $0.77 per diluted share, as compared to $10,327,000, or $0.72 per diluted share, reported in the same quarter one year ago. EBITDA1 increased 6% to $19,470,000, as compared to $18,342,000 in the second quarter last year.

During the second quarter, Exponent generated $21.6 million in cash from operations, repurchased $5.4 million of common stock, and paid a dividend of $2.0 million. The Company closed the quarter with $123.1 million in cash, cash equivalents and short-term investments.

"Revenue, utilization and EBITDA performance were better than expected during the quarter," commented Dr. Paul Johnston, President and CEO. "During the quarter we had notable performances in our mechanical, electrical, thermal sciences, human factors, and chemical regulation and food safety practices, as well as our infrastructure group. Our revenues before reimbursements during the second quarter of 2013 included $1.75 million related to services performed for a foreign client in prior periods, which was recognized upon receipt of payment.

"We continued to see a steady flow of reactive engagements to investigate accidents, product recalls, and health and environmental exposures. Additionally we are seeing growth in our more proactive services including product design consulting, regulatory consulting and risk management.

"Considering our better-than-expected performance year to date, we now expect growth in revenues before reimbursements for the full year to be in the low single digits. We are also improving our 2013 outlook on EBITDA margin by 75 basis points to be down by 150 to 200 basis points as compared to the previous year. This guidance reflects the offsetting effects of reduced revenues from a few major assignments and a decline in defense work, with increased revenues from growth of the remaining business.

"We are optimistic about our long-term opportunities and remain focused on further translating our unique scientific and engineering capabilities into additional value," concluded Dr. Johnston.

Today's Conference Call Information

Exponent will discuss its financial results in more detail on a conference call today, Tuesday, July 23, 2013, starting at 4:30 p.m. Eastern Time/1:30 p.m. Pacific Time. The audio on the conference call is available by dialing 877-941-1427 or 480-629-9664. A live webcast of the call will be available on the Investor Relations section of the Company's website at www.exponent.com/investors. For those unable to listen to the live webcast, a replay of the call will also be available on the Exponent web site, or by dialing 800-406-7325 or 303-590-3030, and entering passcode 4626926#.

About Exponent

Exponent is an engineering and scientific consulting firm providing solutions to complex problems. Exponent's multidisciplinary organization of scientists, physicians, engineers, and business consultants brings together more than 90 technical disciplines to address complicated issues facing industry and government today. The firm has been best known for analyzing accidents and failures to determine their causes, but in recent years it has become more active in assisting clients with human health, environmental and engineering issues associated with new products to help prevent problems in the future.

Exponent may be reached at (888) 656-EXPO, info@exponent.com, or www.exponent.com.

This news release contains, and incorporates by reference, certain "forward-looking" statements (as such term is defined in the Private Securities Litigation Reform Act of 1995, and the rules promulgated pursuant to the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended thereto under) that are based on the beliefs of the Company's management, as well as assumptions made by and information currently available to the Company's management. Such forward-looking statements are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. When used in this document and in the documents incorporated herein by reference, the words "anticipate," "believe," "estimate," "expect" and similar expressions, as they relate to the Company or its management, identify such forward-looking statements. Such statements reflect the current views of the Company or its management with respect to future events and are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, the Company's actual results, performance, or achievements could differ materially from those expressed in, or implied by, any such forward-looking statements. Factors that could cause or contribute to such material differences include the possibility that the demand for our services may decline as a result of changes in general and industry specific economic conditions, the timing of engagements for our services, the effects of competitive services and pricing, the absence of backlog related to our business, our ability to attract and retain key employees, the effect of tort reform and government regulation on our business, and liabilities resulting from claims made against us. Additional risks and uncertainties are discussed in our Annual Report on Form 10-K under the heading "Risk Factors" and elsewhere in the report. The inclusion of such forward-looking information should not be regarded as a representation by the Company or any other person that the future events, plans, or expectations contemplated by the Company will be achieved. The Company undertakes no obligation to release publicly any updates or revisions to any such forward-looking statements.

1 EBITDA is a non-GAAP financial measure defined by the Company as net income before income taxes, interest income, depreciation and amortization. EBITDAS is a non-GAAP financial measure defined by the Company as EBITDA before stock-based compensation. The Company regards EBITDA and EBITDAS as useful measures of operating performance and cash flow to complement operating income, net income and other GAAP financial performance measures. Additionally, management believes that EBITDA and EBITDAS provide meaningful comparisons of past, present and future operating results. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. These measures, however, should be considered in addition to, and not as a substitute or superior to, operating income, cash flows, or other measures of financial performance prepared in accordance with GAAP. A reconciliation of the measures to GAAP is set forth below.

EXPONENT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
For the Quarters Ended June 28, 2013 and June 29, 2012
(unaudited)
(in thousands, except per share data)

	Quarter Ended		Six Months Ended
	June 28,	June 29,	June 28,	June 29,
	2013	2012	2013	2012

Revenues
Revenues before reimbursements	$ 71,919	$ 68,318	$ 140,911	$ 134,788
Reimbursements	3,586	6,166	7,254	11,621

Revenues	75,505	74,484	148,165	146,409

Operating expenses
Compensation and related expenses	44,432	41,857	92,994	88,032
Other operating expenses	6,207	5,952	12,354	11,514
Reimbursable expenses	3,586	6,166	7,254	11,621
General and administrative expenses	3,687	3,148	7,119	6,065

	57,912	57,123	119,721	117,232

Operating income	17,593	17,361	28,444	29,177

Other income
Interest income, net	36	88	81	165
Miscellaneous income (expense), net	642	(201)	3,251	1,639
	678	(113)	3,332	1,804

Income before income taxes	18,271	17,248	31,776	30,981

Income taxes	7,423	6,921	12,952	12,453

Net income	$ 10,848	$ 10,327	$ 18,824	$ 18,528

Net income per share:
Basic	$ 0.80	$ 0.75	$ 1.38	$ 1.34
Diluted	$ 0.77	$ 0.72	$ 1.34	$ 1.29

Shares used in per share computations:
Basic	13,637	13,835	13,658	13,847
Diluted	14,007	14,316	14,068	14,373

EXPONENT, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
June 28, 2013 and December 28, 2012
(unaudited)
(in thousands)

	June 28,	December 28,
	2013	2012
Assets
Current assets:
Cash and cash equivalents	$ 116,644	$ 113,268
Short-term investments	6,417	20,881
Accounts receivable, net	86,446	85,361
Prepaid expenses and other assets	9,563	8,277
Deferred income taxes	9,053	7,657
Total current assets	228,123	235,444
Property, equipment and leasehold improvements, net	28,763	27,446
Goodwill	8,607	8,607
Other assets	48,836	43,920
	$ 314,329	$ 315,417

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued liabilities	$ 5,964	$ 10,386
Accrued payroll and employee benefits	44,614	54,720
Deferred revenues	7,744	6,665
Total current liabilities	58,322	71,771
Other liabilities	30,295	25,685
Deferred rent	2,474	1,532
Total liabilities	91,091	98,988

Stockholders' equity:
Common stock	16	16
Additional paid-in capital	138,706	123,693
Accumulated other comprehensive loss	(709)	(250)
Retained earnings	210,585	206,057
Treasury stock, at cost	(125,360)	(113,087)
Total stockholders' equity	223,238	216,429
	$ 314,329	$ 315,417

EXPONENT, INC.
EBITDA and EBITDAS (1)
For the Quarters Ended June 28, 2013 and June 29, 2012
(unaudited)
(in thousands)

	Quarter Ended		Six Months Ended
	June 28,	June 29,	June 28,	June 29,
	2013	2012	2013	2012

Net Income	$ 10,848	$ 10,327	$ 18,824	$ 18,528

Add back (subtract):

Income taxes	7,423	6,921	12,952	12,453
Interest income, net	(36)	(88)	(81)	(165)
Depreciation and amortization	1,235	1,182	2,384	2,326

EBITDA (1)	19,470	18,342	34,079	33,142

Stock-based compensation	3,040	2,727	8,331	7,184

EBITDAS (1)	$ 22,510	$ 21,069	$ 42,410	$ 40,326

(1) EBITDA is a non-GAAP financial measure defined by the Company as net income before income taxes, interest income, depreciation and amortization. EBITDAS is a non-GAAP financial measure defined by the Company as EBITDA before stock-based compensation. The Company regards EBITDA and EBITDAS as useful measures of operating performance and cash flow to compliment operating income, net income and other GAAP financial performance measures. Additionally, management believes that EBITDA and EBITDAS provide meaningful comparisons of past, present and future operating results. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. These measures, however, should be considered in addition to, and not as a substitute or superior to, operating income, cash flows, or other measures of financial performance prepared in accordance with GAAP.
CONTACT: (888) 656-EXPO
         info@exponent.com
         www.exponent.com